EXHIBIT 99.1

                           FIRST HARTFORD CORPORATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of First Hartford Corporation (the "Company") on Form 10Q for the quarter ending July 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Neil H. Ellis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                           /s/ Neil H. Ellis
                                           -------------------------------------
                                           Neil H. Ellis
                                           President and Chief Executive Officer

                                           March 12, 2003



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